SECURITIES PURCHASE AGREEMENT

          THIS SECURITIES PURCHASE AGREEMENT is made as of the ___ day of October, 2005, by and among WHO’S YOUR DADDY, INC., a Nevada corporation (the “Company”) and AROUND THE CLOCK PARTNERS, LP, a Delaware limited partnership (the “Investor.”)

          1.      Purchase and Sale of Common Stock and Warrants.

          1.1    Sale and Issuance of Common Stock and Warrants. Subject to the terms and conditions of this Agreement, Investor agrees to purchase and the Company agrees to sell and issue to Investor 328,947 shares of the Company’s Common Stock and Common Stock Purchase Warrants to purchase 35,000 shares of the Company’s Common for the purchase price of $250,000 at the closing as set forth below. The Warrants shall be exercised at $1.25 per share, have a five (5) year exercise period and be in the form annexed hereto as Exhibit “A”. The shares of Common Stock to be sold pursuant to this Agreement are collectively referred to herein as the “Shares.” The Common Stock Purchase Warrants to be sold pursuant to this Agreement are collectively referred to herein as the “Warrants.” The Common Stock being sold herein and pursuant to the exercise of the Warrants shall be referred to herein as the “Registrable Securities”.

          1.2    Closing. The purchase and sale of the Shares shall take place at the offices of the Investor’s special counsel at 10:30 a.m., on October 27, 2005 or at such other time and place as the Company and Investor agree upon in writing (which time and place are designated as the “Closing”). At the Closing the Company shall deliver to Investor a certificate or certificates representing the Shares and the Warrants that the Investor is purchasing against payment of $250,000 less the amounts required to be paid by Company to the Investor at the Closing by wire transfer of immediately available funds to the to the account or accounts of the Company specified by the Company to Investor.

          2.      Representations and Warranties of the Company.

          Except as set forth in the Disclosure Schedule delivered to Investor specifically identifying the relevant subparagraphs hereof or in the Company’s registration statement on Form SB-2 filed on October 11, 2005, which disclosures shall be deemed to be representations and warranties made hereunder, the Company hereby represents and warrants to Investor as follows:

          2.1    Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as currently conducted. The Company and each of its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. True and accurate copies of the Company’s Articles of Incorporation and Bylaws, each as amended and in effect at the Closing, have been delivered to the special counsel to the Investor.

          2.2    Capitalization. On the date of this Agreement, the authorized capital stock of the Company consists of an aggregate of 100,000,000 shares of common stock, $0.001 par value (“Common Stock”), of which 13,996,962 shares are issued and outstanding, and 4,000,000 shares of preferred stock, $.001 par value (“Preferred Stock”) of which none is issued and outstanding. The Company has set aside or reserved 400,000 shares of Common Stock for issuance for the purposes set forth in item 2.2 of the Disclosure Schedule. Other than the shares described in the Disclosure Schedule, there are no outstanding rights, options, warrants, preemptive rights, convertible securities, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company. All outstanding securities of the Company and each of its Subsidiaries have been issued in compliance with applicable state and federal securities laws.

          2.3    Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity other than the following subsidiaries (the “Subsidiaries”) specified in the Company’s registration statement on Form SB-2 filed October 11, 2005, each of which is wholly owned by the Company.

          Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to carry on its business as currently conducted and proposed to be conducted. There are no outstanding rights, options, warrants, preemptive rights, convertible securities, rights of first refusal or similar rights for the purchase, acquisition or issuance of any securities of the Subsidiaries.

          Neither the Company nor any of the Subsidiaries is a participant in any joint venture, partnership, or similar arrangement.

          2.4    Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement, constitutes valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights; and (iii) limitations on the enforceability of the indemnification provisions herein.

          2.5    Valid Issuance of Common Stock and Warrants. The Shares and Warrants that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer directly or indirectly created by the Company other than restrictions on transfer under applicable state and federal securities laws.

          2.6    Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated hereby, except for the following: (i) the filing of such notices as may be required under the Securities Act of 1933, as amended (the “Securities Act”); and (ii) the compliance with any other applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor. Based in part on the representations of the Investor set forth in Section 3 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act and from any similar requirement under any applicable state.

          2.7    Litigation. The material litigation of the Company and each of its Subsidiaries is set forth the SEC Reports. There is no action, suit, proceeding or investigation pending or, to the best of the Company’s knowledge, currently threatened before any court, administrative agency or other governmental body against the Company which questions the validity of this Agreement, or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or which would be reasonably likely to result, either individually or in the aggregate, in any material adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or, to the best knowledge of the Company, threatened (or any basis therefor known to the Company) against the Company and any of its Subsidiaries. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would be reasonably likely to have a material adverse effect on the Company.

          2.8    Employees. To the best knowledge of the Company, no officer or key employee of the Company or any or its Subsidiaries is in violation of any current or prior employee contract or proprietary information agreement. No employees of the Company are represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to the best of the Company’s knowledge, threatened labor dispute involving the Company or any of its Subsidiaries and any group of its employees.

          2.9    Patents and Trademarks. The Company has sufficient title to and ownership of all trade secrets, and, to its knowledge, copyrights, information, proprietary rights and processes, patents, trademarks, service marks and trade names necessary for its business as now conducted and as proposed to be conducted without any material conflict with or infringement of the rights of others. There are no material outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any material options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any written, or to its knowledge, oral communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. To the

Company’s knowledge, none of the Company’s employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business. Each of the foregoing representations and warranties apply to each of the Subsidiaries.

          2.10   Compliance with Other Instruments. The Company is not in violation or default of any provision of its Articles of Incorporation or Bylaws, each as amended and in effect on and as of the Closing. The Company has complied with and is not in violation or default of any material provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound which would materially adversely affect the condition (financial or otherwise), business, property, assets or liabilities of the Company or, to the best of its knowledge, of any provision of any federal, state or local statute, rule or governmental regulation which would materially adversely affect the condition (financial or otherwise), business, property, assets or liabilities of the Company. The execution, delivery and performance of and compliance with this Agreement, and the issuance and sale of the Shares and Warrants, will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision. Each of the foregoing representations and warranties apply to each of the Subsidiaries.

          2.11   Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could reasonably be expected to materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority. Each of the foregoing representations and warranties apply to each of the Subsidiaries.

          2.12   Compliance with Laws. To the best of its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment, occupational health and safety, fair trade and business practices, competition, sale of securities, the Sarbanes-Oxley Act of 2002 or any other statute, law or regulation, and to the best of its knowledge, no material additional expenditures are or will be required in order to comply with any such existing statute, law or regulation. The Company has not received any written, or to its knowledge, oral communications alleging that the Company has violated any such statute, law or regulation. Each of the foregoing representations and warranties apply to each of the Subsidiaries.

          2.13   Disclosure. No representation, warranty or statement by the Company in this Agreement, or in any written statement or certificate furnished to the Investor pursuant to this Agreement, contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. However, as to any projections furnished to the Investor, such projections were prepared in good faith by the Company, but the Company makes no representation or warranty that it will be able to achieve such projections.

          2.14   Title to Property and Assets. Except as set forth in the SEC Reports, the Company has good and marketable title to all of its properties and assets free and clear of all mortgages, liens and encumbrances, except liens for current taxes and assessments not yet due and possible minor liens and encumbrances which do not, in any case, in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of all liens, claims or encumbrances. The Company’s properties and assets are in good condition and repair in all material respects. Each of the foregoing representations and warranties apply to each of the Subsidiaries.

          2.15   SEC Reports; Financial Statements. The Company has filed all required forms, reports and documents with the SEC since December 31, 2004 (collectively, the “SEC Reports”), each of which has complied with applicable requirements of the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”). As of their respective dates, none of the SEC Reports, including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the SEC Reports fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

          Except as reflected or reserved against in the latest consolidated balance sheet of the Company included in the SEC Reports (the “latest balance sheet”), the Company and its subsidiaries have no liabilities of any nature (whether arising out of contract, tort, statute or otherwise and whether direct or indirect, accrued, matured or unmatured, asserted or unasserted, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles (all of such liabilities being collectively referred to as “Liabilities”), except for liabilities incurred in the ordinary course of business since the date of the latest balance sheet which would not, individually or in the aggregate, have a material adverse effect on the Company.

          The Company has not received any written or oral communications indicating that there are any deficiencies in the Company’s disclosure controls and procedures or internal controls over financial reporting.

          2.16   Agreements; Action.

               (a)      There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

               (b)      There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments by the Company in excess of, $100,000, or (ii) provisions restricting or adversely affecting the conduct of the Company’s business or operations.

               (c)      Since June 30, 2005 the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $250,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d)      For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

               (e)      The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Articles of Incorporation or its Bylaws that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

               (f)      The Company and each of its Subsidiaries has no outstanding loans to its officers or directors.

          2.17   Tax Returns and Audits. The Company has accurately prepared all United States income tax returns and all state and municipal tax returns required to be filed by it, if any, has paid all taxes, assessments, fees and charges when and as due under such returns and has made adequate provision for the payment of all other taxes, assessments, fees and charges shown on such returns or on assessments received by the Company, where, if not paid or filed or prepared correctly, would not have a material adverse effect on the Company. To the best of the Company’s knowledge, no deficiency assessment or proposed adjustment of the

Company’s United States income tax or state or municipal taxes is pending. Each of the foregoing representations and warranties apply to each of the Subsidiaries.

          2.18   Shareholder Agreements. There are no agreements between the Company and any of the Company’s shareholders, or to the best knowledge of the Company, among any of the Company’s shareholders, which in any way affect any shareholder’s ability or right freely to alienate or vote such shares (except restrictions designed to provide compliance with securities laws).

          2.19   Brokers or Finders. The Company has not agreed to incur, directly or indirectly, any liability for brokerage or finders’ fees, agents’ commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

          2.20   Absence of Certain Changes. Since December 31, 2004, except as specifically disclosed in the SEC Reports filed on or prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has entered into any transaction, or conducted its business or operations, other than in the ordinary course of business consistent with past practice. Since June 30, 2005 except as specifically disclosed in the SEC Reports filed on or prior to the date of this Agreement there has not been any material adverse change in the business, assets, liabilities, results of operations, properties, financial or operating condition or prospects of the Company and its subsidiaries, taken as a whole, nor has there been any material adverse change in the ability of the Company to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

          2.21   Insurance. The Company and each of its Subsidiaries maintains insurance of the type and in the amount reasonably adequate for its business, covering such risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

          2.22   Other Offerings. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Stock and Warrants pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act of 1933 or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board. Nor will the Company or any of its Affiliates take any action or steps that would cause the offer or issuance of the Stock and Warrants to be integrated with other offerings. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Stock and Warrants.

          3.0    Representations and Warranties of the Investor.

          Investor hereby represents and warrants that:

          3.1    Experience. Investor is experienced in evaluating companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this

Agreement, has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of Investor’s prospective investment in the Company, and has the ability to bear the economic risks of the investment.

          3.2    Investment. Investor is acquiring the Shares for investment for such Investor’s own account and not with the view to, or for resale in connection with, any distribution thereof. Such Investor understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares. Such Investor understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act.

          3.3    Transfer. Investor covenants that, in the absence of an effective registration statement covering the Shares, Investor will sell, transfer, or otherwise dispose of the Shares only in a manner consistent with Investor’s representations and covenants set forth in this Section 3. In connection therewith, Investor acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 3 and will transfer securities on the books of the Company only to the extent not inconsistent therewith.

          3.5    Access to Data. Investor has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. Investor understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

          3.6    Authorization. This Agreement when executed and delivered by Investor will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights; and (iii) limitations on the enforceability of the indemnification provisions herein.

          3.7    Accredited Investor. Investor acknowledges that it is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. For state securities law purposes, the principal address of the Investor is that set forth below.

          4.0    Conditions of Investor’s Obligations at Closing.

          The obligations of Investor under Section 1 of this Agreement are subject to the fulfillment on or before Closing of each of the following conditions, the waiver of which shall not be effective against Investor without its consent in writing thereto:

          4.1    Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of Closing.

          4.2    Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing.

          4.3    Compliance Certificate. The Company shall deliver to Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of this Agreement.

          4.4    Blue Sky. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country prior to the offer and sale of the Shares.

          4.5    Opinion of Company Counsel. Investor shall have received from counsel for the Company, an opinion, dated as of each Closing, reasonably satisfactory to the Investor and its counsel.

          5.0    Conditions of the Company’s Obligations at Closing.

          The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions by the Investor:

          5.1    Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of Closing with the same effect as though such representations and warranties had been made on and as of the said Closing.

          5.2    Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1 against delivery of the Shares and Warrants.

          5.3    Blue Sky. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country for the offer and sale of the Shares and Warrants.

          5.4    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at each Closing herein, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to the Company and its counsel.

          6.      Miscellaneous.

          6.1    Governing Law. This Agreement shall be governed in all respects by the laws of the State of Florida, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

          6.2    Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Investor and the closing of the transactions contemplated hereby for a period of three (3) years, whereupon they shall cease and be of no further force and effect. All statements as to factual matters contained in any certificate or exhibit delivered by or on behalf of the Company pursuant hereto shall be deemed to be the representations and warranties of the Company hereunder as of such date of such certificate or exhibit.

          6.3    Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, including subsequent holders of the Registrable Securities.

          6.4    Entire Agreement; Amendment. This Agreement documents referred to herein constitutes the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings or agreements of the parties. This Agreement may not be contradicted by evidence of any prior or contemporaneous statements or agreements. No party has been induced to enter into this Agreement by, nor is any party relying on, any representation, understanding, agreement, commitment or warranty outside those expressly set forth in this Agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          6.5    Notices, Etc. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

if to Investor, to:	Wayne Anderson, Managing Member
Around the Clock Trading and Capital Management, LLC
33 6th Street South
Suite 204
St. Petersburg, FL 33701

Fax: 727-895-1395

with a copy by fax only to:	Joel Bernstein, Esq.,
2666 Tigertail Avenue,
Suite 104,
Miami, FL 33133,

Fax: 786-513-8522

if to the Company, to:	President
Who’s Your Daddy, Inc.
3131 Camino del Rio, North, Suite 1650
San Diego, California 92108

Fax: ________________________

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery, which for any notice given by facsimile shall mean notice which has been received by the party to whom it is sent as evidenced by confirmation slip.

          6.6    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

          6.7    Certificate Legend. The Shares and Warrants which are the subject of this Agreement, and any replacement shares and warrants, shall contain a legend substantially as follows: “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. THE FOREGOING RESTRICTIONS EXPIRE

WITHOUT FURTHER ACTION TWO YEARS FROM THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.”

          6.8    Expenses. Except as otherwise set forth herein, Company and Investor shall bear their own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

          (a)    Management Fee. The Company will reimburse the Investor for a management fee payable to Around the Clock Trading and Capital Management, LLC in the amount of $5,000. The reimbursement may be taken by the Investor as a credit against the Purchase Price at the Closing.

          (b)    Other Expenses. The Company shall pay Investor’s legal fees and expenses up to $10,000, in connection with this Agreement and the purchase and sale of the Shares and Warrants which may be taken by the Investor as a credit against the Purchase Price at the Closing.

          6.9    Finder’s Fee. The Company and the Investors shall each indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder’s fee (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Investor, or any of their respective partners, employees, or representatives, as the case may be, is responsible.

          6.10   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          6.11   Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          6.12   Facsimile Signatures. This Agreement may be executed by fax. Any signature page delivered by a fax machine or facsimile copy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requires it.

          6.13   Representation on Authority of Signatories. Each person signing this Agreement represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement.

          7.0    Registration of the Shares; Compliance with the Securities Act.

          7.1    Registration Procedures and Expenses. The Company shall:

          (a)    No later than forty five (45) days after the date of the Closing (the “Filing Date”), the Company shall prepare and file with the Securities and Exchange Commission (“Commission”) a Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement required hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case the Registration shall be on another appropriate form in accordance herewith). The Registration Statement required hereunder shall contain (except if otherwise directed by the Investor) substantially the “Plan of Distribution” attached hereto as Exhibit B. The Registration Statement required hereunder shall not cover any securities other than the Registrable Securities without the written consent of the Investor. The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event not later than ninety (90) days after date of filing (the “Effectiveness Date”), and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the Investor (the “Effectiveness Period”). The Company will not file any other registration statement under the Securities Act of 1933 or amend any registration statements currently filed with the Commission until the Registration Statement covering the Registrable Securities has been declared effective by the Commission;

          (b)    notify the Company of the Commission’s willingness to declare the Registration Statement effective as soon as practicable after the Registration Statement is filed by the Company;

          (c)    promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective throughout the Effectiveness Period.

          (d)    furnish to the Investor with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor;

          (e)    file documents required of the Company for normal blue sky clearance in up to two states specified in writing by the Investor; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

          (f)    notify the Investor on the day that the Registration Statement is declared effective;

          (g)    notify the Investor, at the time when a prospectus relating to the Shares is required to be delivered under the Securities Act, on the day of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements in the prospectus not misleading; and in such event, prepare a supplement or amendment to the prospectus so that, when delivered to a purchaser of the Shares, the prospectus, as supplemented or amended, does not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements in the prospectus not misleading, and notify the Investor on the day of the filing of such supplement or amendment;

          (h)    cause all such Shares to be listed on the Nasdaq Stock Market or listed on any other market on which the Company’s shares of common stock are traded;

          (i)    make available for inspection by Investor, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, account or other agent retained by any Investor or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, employees and independent accountants to supply all information reasonably requested by Investor or any such underwriter, attorney, accountant or agent in connection with the Registration Statement;

          (j)    in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the Registration Statement for sale in any jurisdiction, notify Investor on the day of such issuance, use its best efforts promptly to obtain the withdrawal of such order, and notify Investor on the day of such withdrawal;

          (k)    bear all expenses in connection with the procedures in paragraphs (a) through (j) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Investor or underwriting discounts, brokerage fees and commissions incurred by the Investor, and

          (l)    forward to the Investor: (i) a copy of the Registration Statement and any amendment or supplement and correspondence related thereto to the Investor at least one (1) business day prior to filing with the Commission and (ii) a copy of any comment letters received from the Commission by the Company or its counsel relating to the Registration Statement and any amendments or supplements not later than one (1) business day after receipt from the Commission.

          (m)    at any time until all the Registrable Securities are sold, the Company proposes (whether voluntarily or by reason of an obligation to a third party) the registration of any shares of the Company’s Stock, the Company shall give written notice thereof to the Investor and the Investor shall have the right, exercisable in writing within twenty (20) business days after receipt of such notice, to demand inclusion of all or a portion of the Investor’s Registrable Securities in the registration statement. If the Investor exercises this election, the Common Stock so designated, shall be included in the registration statement at no cost or expense to the Investor. The Company shall not be required to include any Common Stock in a registration statement for an underwritten public offering unless the Investor accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company. If, in the written opinion of the managing underwriter, the registration of all, or part of, the Common Stock requested by the Investor and other holders of the Company’s Common Stock to be included in the registration exceeds the number of shares of Common Stock that can be sold without adversely affecting the marketability of the offering, then the Company shall be required to include in the underwriting only that amount of the Common Stock requested by the Investor and such other holders that can be sold without causing such adverse effect on a pro-rata basis.

          7.2    Transfer of Shares After Registration; Regulation M. The Investor agrees that it will not effect any disposition of the Shares or Warrants or its right to purchase the Shares or Warrants that would constitute a sale within the meaning of the Securities Act, except as permitted under the Securities Act and the Rules and Regulations promulgated thereunder, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution. Investor has been advised of the requirements of Regulation M under the Exchange Act which may limit the timing of purchase and sales of the Company’s securities during a distribution pursuant the Registration Statement.

          7.3    Indemnification. For the purpose of this Section 7.3:

          (i)    the term “Investor/Affiliate” shall mean any affiliates of the Investor and any person who controls the Investor or any affiliate of the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any underwriter for Investor; and

          (ii)    the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1.

          (a)    The Company agrees to indemnify and hold harmless the Investor and Investor/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which Investor or such Investor/Affiliates may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any claims or litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will reimburse Investor and each such Investor/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Investor or such Investor/Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use therein, or (ii) the failure of such Investor to comply with the covenants and agreements contained in Sections 3.3 or 7.2 hereof respecting the sale of the Shares or Warrants, or (iii) the inaccuracy of any representations made by such Investor herein or (iv) any statement or omission in any Prospectus or any amendment or supplement thereto that is corrected in any subsequent Prospectus or any amendment or supplement thereto that was delivered to the Investor prior to the pertinent sale or sales by the Investor.

          (b)    Investor will indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement, or any of their respective controlling persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any claim or litigation, if such settlement is effected with the written consent of such Investor) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 3.3 or 7.2 hereof respecting the sale of the Shares or Warrants or (ii) the inaccuracy of any representation made by such Investor herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or approved by the Investor expressly for use therein, and will reimburse the Company and each of the Company’s directors, each of its officers who signed the Registration

Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of the Company’s directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the liability of Investor hereunder shall not exceed the net proceeds recognized by such Investor upon the sale of the Shares.

          (c)    Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3 promptly notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7.3 or to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and, based upon the advice of such indemnified party’s counsel, the indemnified party shall have reasonably concluded that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, representing the indemnified parties who are parties to such action, plus local counsel, if appropriate) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d)    If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a) or (b) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investor from the placement of the Common Stock contemplated by this Agreement and the relative fault of the Company and the Investor in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Investor on the other shall be deemed to be in the same proportion as the amount paid by such Investor to the Company pursuant to this Agreement for the Shares purchased by such Investor that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Investor paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Investor from such sale. The relative fault of the Company on the one hand and Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Investor and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and Investor agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Investor were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, Investor shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7.3, the Investor shall not be required to contribute any amount in excess of the gross proceeds received by the Investor for the sales of Shares under the Agreements. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          7.4    Termination of Conditions and Obligations. The conditions precedent imposed by Section 6 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the passage of two years from the effective date of the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

          7.5    Information Available. During the Effectiveness Period, the Company will furnish or make available to the Investor:

          (a)    as soon as practicable after available one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, upon the request of the Investor, its Annual Report on Form 10-K, (iii) upon the request of the Investor, its Quarterly Reports on Form 10-Q, (iv) upon the request of the Investor, its Current Reports on Form 8-K, and (v) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

          (b)    upon the request of the Investor, all exhibits excluded by the parenthetical to subparagraph (a)(v) of this Section 7.5; and

          (c)    upon the request of the Investor, a reasonable number of copies of the prospectuses to supply to any other party requiring such prospectuses; and the Company, upon the reasonable request of the Investor, will meet with the Investor or a representative thereof at the Company’s headquarters to discuss information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with any Investor conducting an investigation for the purpose of reducing or eliminating Investor’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters, subject to appropriate confidentiality limitations.

          7.6.    Delivery of Unlegended Shares.

           (a)    Within three (3) business days (such third business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Shares or Warrant Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Investor or Investor’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Investor) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend provided for herein, reissuable pursuant to any effective and current Registration Statement described in Section 11 of this Agreement or pursuant to Rule 144 under the Securities Act (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Shares certificate, if any, to the Investor at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

          (b)    In lieu of delivering physical certificates representing the Unlegended Shares, if the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast

Automated Securities Transfer program, upon request of Investor, so long as the certificates therefor do not bear a legend and the Investor is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Investor’s prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

          (c)    The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof later than two business days after the Unlegended Shares Delivery Date could result in economic loss to Investor. As compensation to Investor for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Investor for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 7.6 for an aggregate of thirty (30) days, then each Investor or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Shares and Warrant Shares subject to such default at a price per share equal to 120% of the purchase price of such Shares and Warrant Shares (“Unlegended Redemption Amount”). The amount of the aforedescribed liquidated damages that have accrued or been paid for the twenty day period prior to the receipt by the Investor of the Unlegended Redemption Amount shall be credited against the Unlegended Redemption Amount. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

          (d)    In addition to any other rights available to Investor, if the Company fails to deliver to Investor Unlegended Shares as required pursuant to this Agreement, within seven (7) business days after the Unlegended Shares Delivery Date and the Investor purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Investor of the shares of Common Stock which the Investor was entitled to receive from the Company (a “Buy-In”), then the Company shall pay in cash to the Investor (in addition to any remedies available to or elected by the Investor) the amount by which (A) the Investor’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if Investor purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Investor $1,000, plus interest. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.

          (e)    In the event Investor shall request delivery of Unlegended Shares as described in Section 7.6 and the Company is required to deliver such Unlegended Shares pursuant to Section 7.6, the Company may not refuse to deliver Unlegended Shares based on any claim that such Investor or any one associated or affiliated with such Investor has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained and the Company has posted a surety bond for the benefit of such Investor in the amount of 120% of the amount of the aggregate purchase price of the Common Stock and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Investor to the extent Investor obtains judgment in Investor’s favor.

          7.7    If any of the following occurs (each, an “Event”): (i) a Registration Statement is not filed on or prior to the Filing Date; or (ii) if the Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date, then in addition to any other rights the Investor may have hereunder or under applicable law, the Company shall pay to Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% of the aggregate purchase price paid by Investor for the Stock and Warrants pursuant to the Purchase Agreement upon the date of each such Event on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Investor, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

          IN WITNESS WHEREOF, the parties have duly and validly executed this Agreement as of the date first above written.

WHO’S YOUR DADDY, INC.

By:
Dan Fleyshman
President

AROUND THE CLOCK PARTNERS, LP

By:	Around the Clock Trading and Capital Management, LLC,
General Partner

By:
Wayne Anderson
Managing Member